EXHIBIT 2

        The following purchases were made in over-the-counter transactions on the Nasdaq National Market by John L. Keeley, Jr., Barbara G. Keeley, Keeley Asset Management Corp., Keeley Investment Corp., Kamco Performance Limited Partnership, Kamco Limited Partnership No. 1, and John L. Keeley, Jr. Foundation in the sixty days prior to December 2, 1996.

                                 Purchased   Number of
    Reporting Person              or Sold     Shares     Price       Date

    John L. Keeley, Jr. . . . .  Sold           200      $ 7.13    11/14/96
                                 Sold           500        7.25    11/14/96
                                 Sold          1000        7.19    11/14/96

    Barbara G. Keeley . . . . .  --              --          --       --

    Keeley Asset Management
         Corp. for Clients  . .  Purchased      500        7.56    10/25/96
                                 Sold          7500        7.25    11/8/96
                                 Sold          5500        7.19    11/14/96

    Keeley Investment Corp. . .  Sold          4400        7.25    12/2/96
                                 --              --          --       --

    Kamco Performance Limited
         Partnership  . . . . .  --              --          --       --

    Kamco Limited Partnership
         No. 1  . . . . . . . .  --              --          --       --

    John L. Keeley, Jr.
         Foundation . . . . . .  --              --          --       --